Exhibit 99.1

SOONER HOLDINGS, INC.
(SUCCESSOR OF SHISHI FEIYING PLASTIC CO., LTD.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2010
(Amounts expressed in US Dollars)

	Historical	Historical	Historical	Historical	Pro Forma		Combined
	SHISHI FEIYING PLASTIC CO., LTD.	SOONER HOLDINGS, INC.	FFP	San Ming	Adjustments	Note	Pro Forma
	(unaudited)	(unaudited)	(unaudited)	(unaudited)			(unaudited)
ASSETS
Current assets:
Cash and restricted cash	$1,202,857	$2,213	$3,214	$34,938	(2,213)	(b)	$1,241,009
Accounts receivable	7,520,835	-	-	-			7,520,835
Prepaid expenses and other assets	1,155,104	-	582,954	4,614,626			6,352,684
Related party receivable	5,693,832	-	125,914	-	(5,819,746)	(a)	-
Inventories	6,471,602	-	-	-			6,471,602

Total current assets	22,044,230	2,213	712,082	4,649,564			21,586,130

Plant and equipment, net	10,742,118	-	4,780	4,247,708			14,994,606
Land use rights, net	1,049,864	-	1,532,573	910,223			3,492,660
Long-term investment	151,704	-	-	-			151,704
Other assets	6,084	-	-	-			6,084

Total assets	$33,994,000	$2,213	$2,249,435	$9,807,495			$40,231,184

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities:
Short-term loans and notes payable	11,584,866	-	-	-			11,584,866
Related party payable	125,914	102,367	-	5,693,832	(5,819,746)	(a)	-
					(102,367)	(b)
Accounts payable and accrued expenses	3,113,757	68,602	-	-	(68,602)	(b)	3,113,757
Other payable	297,066		540,020	-
Income tax payable	1,629,545	-	-	-			1,629,545

Total liabilities	16,751,148	170,969	540,020	5,693,832			16,328,168

Shareholders' equity (Deficit)
Common stock, $0.001 par value 100,000,000 shares authorized
12,688,016 shares issued and outstanding	-	12,688	-	-			12,688
Series A Preferred stock, $0.001 par value 10,000,000 shares
authorized, 19,200 shares issued and outstanding					19	(c)	19
Owner's capital	4,999,603	-	1,709,415	4,113,663	(10,822,681)	(d)	-
Additional paid in capital	-	6,197,690	-	-	1,003,287	(b)	11,674,404
					(6,349,254)	(c)
					10,822,681	(d)
Capital Surplus	27,344	-	-	-	(27,344)	(d)	-
Retained earnings (Accmulated deficit)	10,639,715	(6,379,134)	-	-	29,899	(b)	10,639,715
					6,349,235	(c)
Accumulated other comprehensive income	1,576,190	-	-	-			1,576,190

Total equity	17,242,852	(168,756)	1,709,415	4,113,663			23,903,016

Total liabilities and equity	$33,994,000	2,213	$2,249,435	$9,807,495			$40,231,184

SOONER HOLDINGS, INC.
(SUCCESSOR OF SHISHI FEIYING PLASTIC CO., LTD.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2010
(Amounts expressed in US Dollars)

	Historical	Historical	Historical	Historical	Pro Forma		Combined
	SHISHI FEIYING	SOONER
	PLASTIC CO., LTD.	HOLDINGS, INC.	FFP	San Ming	Adjustments	Note	Pro Forma
	(unaudited)	(unaudited)	(unaudited)	(unaudited)			(unaudited)

Revenues	$33,071,506	$-	$-	$-			$33,071,506

Cost of revenues	24,693,776	-	-	-			24,693,776

Gross profit	8,377,730	-	-	-			8,377,730

Operating expenses:
Selling	511,314	-	-	-			511,314
General and administrative	563,270	21,327	-	-	(21,327)	(b)	563,270

Total operating expenses	1,074,584	21,327	-	-			1,074,584

Income from operations	7,303,146	(21,327)	-	-			7,303,146

Other income (expense):
Interest expense and bank fees	(594,027)	(8,572)	-	-	8,572	(b)	(594,027)
Other income (expense), net	(1,874)	-	-	-			(1,874)

Total other income (expense)	(595,901)	(8,572)	-	-			(59,5901)

Income before provision for income taxes	6,707,245	(29,899)	-	-			6,707,245

Provision for income taxes	871,942	0	-	-			87,1942

Net income (loss)	$5,835,303	$(29,899)	$-	$-			$5,835,303

Sooner Holdings, Inc.
(Successor of Shishi Feiying Plastic Co., Ltd.)

Notes to Unaudited Pro Forma Condensed Consolidated

Financial Information

The following unaudited pro forma condensed consolidated financial information has been prepared to give effect to the proposed merger of Shishi Feiying Plastic Co., Ltd. and Sooner Holdings, Inc. as a reverse acquisition of assets and a recapitalization in accordance with accounting principles generally accepted in the United States.  For accounting purposes Shishi Feiying Plastic Co., Ltd. is considered to be acquiring Sooner Holdings, Inc. in the merger.

Note 1 – Securities Exchange Agreement

The foregoing description of the terms of the Securities Exchange Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibit 2.1 to this report, which are incorporated by reference herein.

On February 14, 2011, Sooner Holdings, Inc., an Oklahoma corporation, (the “Company”) entered into a Securities Exchange Agreement with R.C. Cunninghham II and R.C. Cunningham III (collectively the “Control Shareholders”) and Chinese Weituo Technical Limited (“Chinese Weituo”), a BVI corporation and its shareholders, China Changsheng Investment Limited, a BVI company, China Longshan Investment Limited, a BVI company, High-Reputation Assets Management Longshan Limited, a BVI company, Joint Rise Investment Limited, a BVI company, and W-Link Investment Limited, a BVI company (the “Share Exchange Agreement”), pursuant to which Sooner Holdings acquired 100% of the issued and outstanding capital stock of  Chinese Weituo in exchange for 19,200 shares of Series A Preferred Stock.  Each share of Series A Preferred Stock is convertible in one thousand shares of common stock, $0.001, par value which will constitute approximately 96.0% of Sooner Holdings issued and outstanding common stock on an as converted basis.  Subsequent to the completion of the Securities Exchange Agreement, Sooner Holdings intends to amend its articles and change its name and effect a 1 for 18.29069125 share consolidation.

In addition, pursuant to the Securities Exchange Agreement, in the event that Chinese Weituo’s subsidiary ShiShi Feiying’s net income is less than $5.5 million as determined in accordance with generally accepted accounting principles of the United States and set forth in ShiShi Feiying’s audited financial statements for the year ended December 31, 2010, then we will be required to issue an additional 113,637 shares of common stock (post consolidation) to the Control Shareholders.

As a result the share exchange, (i) Sooner Holdings, Inc. ceased being a shell company as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, and (ii) we indirectly control though subsidiaries, ShiShi Feiying Plastic Co., Ltd., which is engaged in the business of manufacturing of and selling of synthetic polyurethane leather (“PU leather”) for the retail leather industry and for the flip-flops and slippers industry.  ShiShi Feiying Plastic Co., Ltd.is located in ShiShi City, Fujian, China.

Accounting principles generally accepted in the United States of America require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purpose, resulting in a reverse acquisition. Accordingly, the stock exchange transaction has been accounted for as a recapitalization effected by a share exchange, wherein Chinese Weituo is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

The unaudited pro forma condensed consolidated financial information gives effect to the reverse acquisition, and the formation of HongKong Weituo Technical Limited., as if it had occurred at the earliest date in these pro forma statements.

Note 2 – Accounting Period Change

To coincide with the accounting cycle of our acquired subsidiary Shishi Feiying Plastic Co. Ltd., we have changed our fiscal year end from September 30th to December 31st. This change is reflected in the pro forma financial information.

Note 3 – Consolidation of Variable Interest Entities

The Company consolidates entities where it has less than a 50% ownership investment, the Company has determined the entity to be a variable interest entity (“VIE”) because of insufficient capital to carry out their principal operating activities, and the Company is the primary beneficiary.  Fuijian Feiying Plastic Co., Ltd. (“FFP”) and Feiying Industrial Co., Ltd. (“San Ming”) have both been determined to be VIE’s by the Company.  Both FFP and San Ming are wholly-foreign owned enterprises (“WFOE”) in the PRC, which were established by Mr. Hong to build PU leather factories.  The Company has a call option agreement with Mr. Ang allowing the Company to purchase the factories at 90% of the net tangible asset value when the factories are completed.  The Company has determined that they have the power to direct the activities of FFP and San Ming through Mr. Hong the Company’s CEO and Chairman of the Board.  The Company has also determined that neither FFP or San Ming currently have been adequately capitalized to carry out their principal operating activities, which is to build a PU leather factory.  The Company will continue to reassess the status of the VIEs including any potential change in VIE status.

Note 4 – Adjustments to Unaudited Pro Forma Condensed Consolidated Financial Information

The accompanying unaudited pro forma condensed consolidated financial information gives effect to the Securities Exchange Agreement as if it had occurred at an earlier date, and has been prepared for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Shishi Feiying Plastic Co., Ltd., FFP, San Ming and Sooner Holdings, Inc. been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. In addition, the unaudited pro forma condensed consolidated financial information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any restructuring or acquisition related costs, or any potential cost savings or other synergies that management expects to realize as a result of the acquisition. The unaudited pro forma condensed consolidated financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Shishi Feiying Plastic Co., Ltd. in this Form 8-K.

The adjustments to the unaudited pro forma condensed consolidated financial information as of and for the year ended December 31, 2010 in connection with the proposed acquisition are presented below:

(a) This adjustment eliminates the related party receivable and payable between consolidated entities.

(b) This adjustment eliminates Sooner Holdings, Inc.’s liabilities, cash, the related party interest expense, and the non-recurring expenses.

(c) This adjustment reflects the issuance of shares of Sooner Holdings, Inc.’s Series A preferred stock for the reverse acquisition of all issued and outstanding shares of Shishi Feiying Plastic Co., Ltd., the cancellation of common shares of Sooner Holding, Inc.’s common stock held by the pre-acquisition principal shareholder of Sooner Holdings, Inc., and the elimination of pre-acquisition accumulated deficit of Sooner Holdings, Inc.

(d) This adjustment reflects the reclassification of Owner’s capital from Shishi Feiying and the two VIEs FFP and San Ming, a the capital surplus from Shishi Feiying into Additional paid in capital.